Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 (212) 839 5300 (212) 839 5599 FAX	BEIJING BOSTON BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO	SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

July 8, 2013

UCP, Inc.

6489 Camden Avenue, Suite 204

San Jose, CA 95120

Re:	UCP, Inc.

Registration Statement on Form S-1 (File No. 333-187735)

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1 (File No. 333-187735) (as amended, the “Registration Statement”) filed by UCP, Inc. (the “Company”), a Delaware corporation, with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration of the offer and sale of up to 8,912,500 shares of Class A common stock, par value $0.01 per share (the “Shares”), of the Company (including an aggregate of up to 1,162,500 Shares which may be sold by the Company pursuant to the exercise of the underwriters’ option to purchase additional Shares under the Underwriting Agreement (as defined below)). The Shares are to be sold by the Company pursuant to an underwriting agreement between the Company and the Underwriters named therein, the form of which has been filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”).

This opinion letter is being delivered in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5) of Regulation S-K, each under the Securities Act.

In rendering the opinions expressed below, we have acted as counsel for the Company and have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on May 7, 2013, (iii) the form of the Amended and Restated Certificate of Incorporation of the Company to be filed with the Secretary of State of the State of Delaware prior to the closing of the sale of the Shares contemplated by the Registration Statement and the Underwriting Agreement, filed as Exhibit 3.1 to the Registration Statement, (iv) the form of Amended and Restated Bylaws of the Company to become effective prior to the closing of the sale of the Shares contemplated by the Registration Statement and the Underwriting Agreement, filed as Exhibit 3.2 to the Registration Statement, (v) the preliminary prospectus contained within the Registration Statement, (vi) the form of the Underwriting Agreement and (vii) such other documents and records of the Company, certificates of public

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

UCP, Inc.

July 8, 2013

officials and representatives of the Company, resolutions and forms of resolutions and other documents and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued and sold by the Company as contemplated in the Registration Statement, and upon payment and delivery in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to matters relating to securities or blue sky laws of any jurisdiction or any rules or regulations thereunder.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and further consent to the reference to this Firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sidley Austin LLP